                                                                    EXHIBIT 10.9


                           SUPPLEMENTAL REPRESENTATIONS AND
                                 WARRANTIES AGREEMENT


         THIS SUPPLEMENTAL REPRESENTATIONS AND WARRANTIES AGREEMENT (this "AGREEMENT") is made and entered into as of _______, 1997 by and among Stephen
L. Green, Hippomenes Associates, LLC, 64-36 Realty Associates, 673 First Associates L.P., Green 6th Avenue Associates, L.P., S.L. Green Realty, Inc., S.L. Green Properties, Inc. and EBG Midtown South Corp. (each an "INDEMNITOR", collectively, the "INDEMNITORS"), SL Green Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP") and SL Green Realty Corp., a Maryland corporation (the "COMPANY").

         WHEREAS, in connection with an initial public offering of shares of common stock of the Company (the "OFFERING"), the closing of which is occurring on the date hereof, (a) direct or indirect interests in certain properties owned by the Indemnitors or entities of which the Indemnitors or affiliates of the Indemnitors are general partners or managing members (the "GENERAL PARTNERS") are being contributed to the Operating Partnership pursuant to the omnibus contribution agreement (the "OMNIBUS CONTRIBUTION AGREEMENT"), the Contract of Sale regarding 470 Park Avenue South and the Contract of Sale regarding 29 West 35th Street (together with the Omnibus Contribution Agreement, the "Contribution Agreements"), (b) non-voting stock representing 95% of the economic interest in each of the construction, management and leasing businesses (collectively, the "SERVICE BUSINESSES"), respectively, of Emerald City Construction Corp., a New York corporation, S.L. Green Management Corp., a New York corporation and S.L. Green Realty, Inc., a New York corporation (collectively, the "SERVICE COMPANIES") are being contributed to the Operating Partnership pursuant to the Omnibus Contribution Agreement, and (c) the Indemnitors will receive certain units of partnership interest ("UNITS") in the Operating Partnership (all of the foregoing being collectively referred to herein as the "TRANSACTIONS"); and

         WHEREAS, in order to induce the Company to consummate the Offering and to cause the foregoing transfers to occur, the Indemnitors have each agreed to make the representations and warranties contained in this Agreement for the benefit of the Company and the Operating Partnership on the condition that the

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liability of the Indemnitors hereunder be limited as provided in Section 4 hereof.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

    1. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PROPERTIES, THE ENTITIES AND OTHER ASSETS. Each Indemnitor hereby represents and warrants to the Company and the Operating Partnership, with respect to (i) each of the properties listed on EXHIBIT "A" (including all personal property related thereto or to the operation thereof owned by the partnerships and limited liability companies that currently own such properties) (individually, a "PROPERTY" and collectively, the "PROPERTIES"), (ii) each of the partnerships and limited liability companies that currently own the Properties (the "ENTITIES") which are listed on EXHIBIT "B-1", and (iii) all management, construction and leasing assets set forth on EXHIBIT B-2 (the "OTHER ASSETS"), as follows:

         1.1. ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION.  Each
Entity is duly formed and organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Entity has the requisite power and authority to carry on its business as it is now being conducted. The general partner or managing member of each Entity has made available to the Operating Partnership complete and correct copies of such Entity's organizational documents, with all amendments as in effect on the date of this Agreement (the "ENTITY AGREEMENTS"). Each Entity is duly qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of such Entity.

         Except as set forth on SCHEDULE 1.1, none of the execution and delivery of the Contribution Agreements by the Contributors (as defined therein), the consummation by the Contributors of the contribution of the Interests (as that term is defined in the Contribution Agreements) or compliance by the

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Contributors with any of the provisions of the Contribution Agreements will (i)
conflict with or result in any breach of any provisions of any of the Entity Agreements; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Entity is a party or by which any Entity may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Partnership or its property; except in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that would not in the aggregate have a material adverse effect on the business or financial condition of any Entity and that will not impair the effectiveness of the contributions pursuant to the Omnibus Contribution Agreement and, except in the case of clauses (i), (ii) and (iii) above, for which waivers or consents have been obtained on or prior to the date hereof.

         1.2. COMPLIANCE WITH ENTITY AGREEMENTS AND CONTRACTS. None of the Entities are (i) in violation of its Entity Agreements or (ii) to the knowledge of the Contributor, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, partnership agreement, joint venture or other instrument or agreement to which the Entity is a party or by which the Entity or its assets are or may be bound, except for a default which would not have a material adverse effect on the business or financial condition of the Entity.

         1.3. TITLE. Each Entity owns marketable, legal and beneficial title to each of the Properties owned by it subject only to (a) the leases described on the rent roll attached hereto as SCHEDULE 1.4(A) (the "LEASES") and (b) the matters set forth on SCHEDULE 1.3 (the "PERMITTED EXCEPTIONS").

         1.4. LEASES. The rent roll attached hereto as SCHEDULE 1.4(A) for each Property is a true, correct and complete schedule of all Leases, licenses, possessing agreements, and occupancy agreements relating to the Properties and (except with respect to the Properties known as 1372 Broadway, 1140 Avenue of the Americas and 50 West 23rd Street) was true and correct as of the date thereof, and (except with respect to the Properties known as 1372 Broadway, 1140 Avenue of the Americas and 50 West 23rd Street) there have been no material changes to such rent roll since the date thereof, except as set forth on
SCHEDULE 1.4(B) attached hereto. With respect to each Property, the Leases (including all amendments, modifications and supplements thereto), are the only leases, licenses, tenancies, possession agreements and occupancy agreements affecting that Property on the date hereof in which that Entity holds the lessor's, licensor's or grantor's interest thereunder and there are no other leases, licenses, tenancies, possession agreements or occupancy agreements affecting the Property (other than subleases, licenses, tenancies or other possession or occupancy agreements which may have been entered into by the tenants, or their predecessors in interest, under such Leases); a true and complete copy of all such Leases have been delivered to the Operating Partnership; such Leases, are in full force and effect and have not been amended, modified or extended, except as set forth in SCHEDULE 1.4, and, except as indicated otherwise on SCHEDULE 1.4, the Entities, as landlord under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; fixed rent and additional rent are being billed to the tenants in accordance with the schedule set forth on SCHEDULE 1.4; no tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent except as set forth in the Lease with such tenant and no tenant claims a right to any of the foregoing, except as set forth on SCHEDULE 1.4; except as set forth on SCHEDULE 1.4, the Entities has received no written notice that any tenant contests its pro rata shares of tax increases as required by its Lease or that any tenant contests its pro rata shares of tax increases as required by its Lease or that any tenant contests any rent, escalation or other charges billed to it; except as set forth in SCHEDULE 1.4, no tenant under any Lease is more than thirty (30) days in arrears in the payment of rent; except as set forth on SCHEDULE 1.4, no tenant under any Lease has any purchase option or right of termination; no assignment of the Entities' rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage indebtedness; and, except as set forth on SCHEDULE 1.4, with respect to any Leases entered into by the Entities, no brokerage commissions will be due upon the failure of any tenant to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases.

         1.5. TAX BILLS. The copies of the most recent real property tax bills (the "TAX BILLS") for each Property for the current tax year which have been furnished to the Operating Partnership are true and correct copies of all of the tax bills for such tax year actually received by the Entities or the Entities' agents for the Property. All real estate taxes and assessments presently due and owing with respect to the Properties have been paid in full.

         1.6. EMPLOYEES AND CONTRACTS.  There are no (a) employees of any
Entity (and there have never been any employees of any Entity), nor (b) service, maintenance or other contracts (except for contracts relating to the mortgage financing assumed by the Operating Partnership in connection with the Transactions and the Leases or which are Permitted Exceptions) affecting any Property which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $20,000 per annum, except as shown on
SCHEDULE 1.6; all persons who regularly perform services at any Property are employees of the Service Companies, or other independent contractors; true and correct copies of all contracts, including the service, supply, utility or maintenance agreements relating to any Property which are presently in effect (each a "CONTRACT" and collectively, the "CONTRACTS") have been delivered to the Operating Partnership and the same are in full force and effect and have not been modified or amended. No Entity and, to the best of the Indemnitor's knowledge, no other party to any Contract has breached or defaulted under the terms of any Contract which has not been cured, except for such breaches or defaults that would not, singularly or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, assets, business affairs or business prospects of any Indemnitor Entity, the Properties or on the Transactions.

         1.7. GOVERNMENTAL PROCEEDINGS. There is no governmental suit, action or proceeding (zoning or otherwise) or governmental investigation which is, in each case, pending or threatened in writing against the Indemnitors or relating to any Property or the transactions contemplated by this Agreement other than tax certiorari proceedings which have been commenced by an Entity.

         1.8. NO AGREEMENTS. Except as set forth in the partnership or operating agreements of the Entities or as set forth on SCHEDULE 1.8, other than the Leases, no Property is subject to any outstanding agreement of sale or lease, option to purchase or other right of any third party to acquire any interest therein.

         1.9. LITIGATION.  Except as set forth in Section 1.7 or on SCHEDULE
1.9 and except for actions covered (less any deductibles thereunder) by the policies of insurance described in Section 1.18, there is no litigation actions, suits or legal proceedings pending or threatened in writing within the lasts six
(6) months prior to the date hereof against any Entity or with respect to any Property or any Entity's interest therein (including, but not limited to, landlord-tenant proceedings). Neither any Entity nor any Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental, regulatory or other authority or body, that individually or collectively would have a material adverse effect on the business or financial condition of the Entity or the business, financial or other condition of the Property. Except as disclosed in the Registration Statement or in SCHEDULE 1.9, there is no pending or, to the knowledge of the Indemnitors, threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that is likely to in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to any Property, except such proceedings or actions that would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, business, affairs or business prospects of or with respect to such Property or of any Entity or, following the consummation of the Transactions, the Company or the Operating Partnership.

         1.10. VIOLATIONS. To the knowledge of the Contributors, the only violations of law or municipal ordinances, orders or requirements noted in or issued by the department of buildings, fire, labor, health or other Federal, State, County, City, Town or other departments and governmental agencies having jurisdiction against or affecting any Property (each a "VIOLATION", collectively the "VIOLATIONS") against or affecting any Property on the date hereof are set forth on SCHEDULE 1.10.

Except as set forth in SCHEDULE 1.10, no Indemnitor, Entity or proper representatives thereof has received any written or other notice of any Violation, or of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to a Property which remains uncured, and there are no such violations which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Indemnitor, Entity or Property or on the Transactions.

         1.11. HAZARDOUS SUBSTANCES. Seller has not received any written notice (which remains outstanding) from any governmental authority stating that any Hazardous Substances (hereinafter defined) have been stored, disposed of, released or transported at or from the Property, or any portion thereof, in violation of, or in a manner requiring remediation under, any Environmental Laws (hereinafter defined). To the best of Seller's knowledge and except as otherwise disclosed in any environmental report listed on Schedule 1.11 with respect to the Property ("ENVIRONMENTAL REPORT"), no Hazardous Substances have been stored, disposed of, released or transported at or from the Property, or any portion thereof, in violation of, or requiring remediation under, any Environmental Laws (the foregoing representation does not apply to the customary and ordinary application, storage and use of chemicals for landscape maintenance, janitorial services, pest control and the day to day maintenance or operation of office buildings and by tenant sin the day to day conduct of their business). Without limiting the generality of the foregoing, to the best of Seller's knowledge and except as otherwise disclosed in any Environmental Report, there have been no and are no (A) aboveground or underground storage tanks; (B) polychlorinated biphenyls ("PCBS")or PCB-containing equipment; (C) asbestos containing materials; (D) lead based paints; or (E) dry-cleaning facilities in, on, under or at the Property. As used therein; (i) the term "Environmental Law" shall mean all applicable existing federal, state and local statutes, ordinances, orders, rules and regulations issued, promulgated or adopted by any governmental authority having jurisdiction over the Property relating to environmental pollution or protection, including, without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, the

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Hazardous Materials Transportion Act, 49 U.S.C. Section 1801 ET SEQ., the
Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., together with all existing rules, regulations and orders promulgated thereunder, and all similar applicable existing local, state and federal statutes and regulations promulgated pursuant thereto; (ii) the term "Hazardous Substances" shall mean (x) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Environmental Laws, (y) any oil, petroleum or petroleum derived substances, any flammable substances or explosives, any radioactive materials, any asbestos or any substance containing more than 0.1 percent asbestos, any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and any urea formaldehyde insulation, and (z) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws.

         1.12. CAPITAL IMPROVEMENTS; CONDITION OF PROPERTY. To the knowledge of each of the Indemnitors, there is no material defect in the condition of any Property, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from uninsured casualty or other cause, nor any soil condition of any such Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for (i) any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such Property as part of its scheduled annual maintenance and improvements program and (ii) as described in the reports listed on SCHEDULE 1.12 hereof.

         1.13. DEBT. As of the date hereof, each Property is subject to mortgage debt (the "MORTGAGE DEBT") in the approximate outstanding principal balance set forth on SCHEDULE 1.13. No default has occurred and is continuing under any of the documents evidencing or securing any Mortgage Debt of which any Entity has received written notice that has not been cured and there are no uncured events of default thereunder. No Entity has received any notice of such a default which has not been cured.

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To the best of each Indemnitor's knowledge, no event has occurred which, with the giving of notice and/or the passage of time, or both, would constitute an event of default under the Existing Mortgages or Existing Notes.

         1.14. FINANCIAL STATEMENTS. The consolidated financial statements included in the Registration Statement or Form S-11 of the Company with respect to certain of the Entities (the "FINANCIAL STATEMENTS") have been prepared from the books and records of such Entities in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of such Entities as of the dates shown, and the income statements in the Financial Statements fairly present the results of operations for the periods indicated. There are no known material liabilities of any of such Entities that are not described on such Financial Statements.

         1.15. FINANCIAL CONDITION. Since the date of the Financial Statements and except as set forth on SCHEDULE 1.15, there has been no material adverse change in the business or financial condition of any Entity or any Property. No Indemnitor or Entity (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against any such Indemnitor or Entity.

         1.16. PERMITS. To the knowledge of the Contributors, each Entity has all permits, certificates, licenses and other authorizations from governmental or political subdivisions or regulatory authorities thereof (collectively, "PERMITS") as are necessary for the ownership, use and operation of each Property, except for such Permits for which the failure to possess would not have a material adverse effect on the business or financial condition of the Entities and except for such Permits as are required to be obtained by tenants pursuant to the terms of the Leases. To the knowledge of the Indemnitors, each Entity is not in violation of any permit in any material respect, all Permits are in full force and effect and will not be revoked, invalidated or violated by the consummation of the Transactions.

         1.7. TAXES. (a) all taxes or information returns required to be filed on or before the date hereof by or on behalf of the partnerships have been filed through the date hereof in accordance with all applicable laws; (b) there is no action, suit or proceeding pending against, or with respect to, any Entity or any Property for any tax, nor has any claim for additional tax been asserted by any authority; and (c) except as set forth on SCHEDULE 1.17, all taxes (including any related penalties, interest and additional amounts) imposed upon any Entity and required to be reflected upon a return required to be filed (without regard to any applicable extensions) on or before the date hereof have been paid or will be paid on or before the date hereof.

         1.8. INSURANCE. Each Entity currently has in place public liability, casualty and other insurance coverage with respect to its Property in customary amounts for projects similar to the Properties in the markets in which such Properties are located, and in all cases in compliance with the documents evidencing or securing the Mortgage Debt. Each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. None of the Indemnitors nor any Entity has received from any insurance company notice of any material defects or deficiencies which affect the insurability of any Property or any notices of cancellation or intent to cancel any such insurance.

    2. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SERVICE BUSINESSES. The Indemnitors hereby represent and warrant to the Company and the Operating Partnership with respect to the Service Businesses, as follows:

         2.1. TITLE TO TRANSFERRED ASSETS. The applicable Indemnitor has good and valid title to the Service Businesses. To the knowledge of the Indemnitors, the Service Businesses are not subject to any imperfections in title, liens, encumbrances, pledges, claims, chargers, options, defects, preferential purchase rights, or other encumbrances (collectively referred to herein as "LIENS") except for liens which are not material in character, amount, or extent and do not materially detract from

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the value or interfere with the operation of the Service Businesses ("PERMITTED
LIENS").

         2.2 MANAGEMENT AGREEMENTS, ETC. Annexed hereto as SCHEDULE 2.2 are the only agreements pursuant to which the Service Companies provide management and/or leasing services with respect to any property (the "MANAGEMENT AGREEMENTS"). Each of the Management Agreements is valid and binding on the applicable Service Company and is in full force and effect in all material respects. Except as set forth in SCHEDULE 2.2, neither the Service Companies nor, to the knowledge of the applicable Service Company, any other party thereto has breached or defaulted under the terms of any of the Management Agreements, except for such breaches or defaults that would not have a material adverse effect on the Transactions or the Service Businesses. A true and correct copy of each of the Management Agreements has been delivered to or made available to the Operating Partnership.

         2.3. PERMITS. To the knowledge of the applicable Service Company, each Service Company has all Permits as are necessary for the ownership, use and operation of its Service Business, except for such Permits for which the failure to possess would not have a material adverse effect on such Service Business.
To the knowledge of the applicable Service Company, such Service Company is not in violation of any Permit in any material respect, all Permits are in full force and effect and will not be revoked, invalidated or violated by the consummation of the Transactions.

         2.4. LITIGATION. Except as set forth in SCHEDULE 2.4 hereto, there are no claims, actions, suits, proceedings or investigations pending or, threatened in writing within the last six (6) months prior to the date hereof against such Service Company, or any properties or rights of such Service Company, before any court or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a material adverse effect on the Service Businesses. Neither the Service Companies nor the Service Businesses are subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the Service Businesses.

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

         2.5. COMPLIANCE WITH LAWS. The Service Companies have not received any written or other actual notice from any governmental authority having jurisdiction over the Service Companies of any violation of any applicable regulation or ordinance, or of andy employment or other regulatory law, order, regulation or requirement relating to the Service Businesses that remains uncured, and, to the knowledge of the applicable Service Company, there are no such violations that, individually or in the aggregate, would have a material adverse effect on the Service Businesses.

         2.6. INSURANCE. The Service Companies have insurance coverage with respect to the Service Businesses as is customary and appropriate to the nature of the business. Each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due.

    3. ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE INDEMNITORS. The Indemnitors hereby represent and warrant to the Company and the Operating Partnership, as follows:

         3.1. AUTHORITY RELATIVE TO THIS AGREEMENT. All action of each of the Indemnitors necessary to authorize the execution, delivery and performance of this Agreement and the Contribution Agreements by each Indemnitor has been taken, and no other proceedings on the part of each Indemnitor is necessary to authorize the execution and delivery by the Indemnitors of this Agreement and the Contribution Agreements and the consummation by each of the Indemnitors of the transactions hereunder and thereunder.

              Neither the execution and delivery of this Agreement by each of the Indemnitors nor compliance by the Indemnitors with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provisions of the partnership agreements, the articles of incorporation or bylaws or other organizational documents, as applicable, to which each such Indemnitor is bound or is a party, (ii) result in a violation or breach of, or constitute with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any of the organizational documents of each Entity or Indemnitor (which are not individuals) or of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the forgoing is a party or by which any of the foregoing or any of their assets and properties may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to an Indemnitor, except, in the case of (ii) and (iii) above, for violations, breaches or defaults that would not singularly or in the aggregate have a material adverse effect on the business or financial condition of the Indemnitors or the obligations of the Indemnitors hereunder and, except for which waivers or consents have been obtained on or prior to the date hereof.

         3.2. CONSENTS OBTAINS; BINDING OBLIGATIONS. All consents or waivers necessary for the execution of this Agreement and the Contribution Agreements by each Indemnitor has been obtained and are in full force and effect. This Agreement has been duly and validly executed and delivered by each of the Indemnitors and constitutes a valid and binding agreement of each of the Indemnitors, enforceable against each of the Indemnitors in accordance with its terms, except as such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

         3.3. REGISTRATION STATEMENT. The indemnitors have reviewed the Registration Statement and represent and warrant that it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.4. UTILITIES; PROPERTIES AS INDEPENDENT UNITS. To the best of Contributor's knowledge, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by applicable laws and regulations or necessary for the current operation of the Property, are installed and connected pursuant to valid permits, are adequate to serve the Property for its intended use, and are in working operating condition.

    4. INDEMNITY; LIMITATIONS ON LIABILITY. Subject to the terms hereof, the Indemnitors hereby agree to indemnify and hold harmless the Company and the Operating Partnership from any damage, expense, loss, cost, claim or liability (each a "CLAIM") suffered or incurred by the Company or the Operating Partnership as a result of any inaccuracy in any representation or warranty contained in Sections 1, 2 and 3 herein. Notwithstanding anything to the contrary contained herein, (a) the liability of the Indemnitors shall hereunder be joint and several and (b) the maximum liability of the Indemnitors collectively shall not exceed $20,000,000.00 and shall be satisfied exclusively from, and recourse of the Company and the Operating Partnership shall be limited exclusively to, the rights of the Indemnitors to the Units pledged by the Indemnitors pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") in the form of EXHIBIT C attached hereto. The Indemnitors shall not have any personal liability to the Company or the Operating Partnership under the terms of this Agreement and the Indemnitors shall not have any liability resulting from any Claims or other assertion of liability under this Agreement unless and until such damages shall exceed in the aggregate $250,000. The liability of the Indemnitors hereunder is expressly limited to the actual out-of-pocket expenses, damages, losses, costs or liabilities suffered or incurred by the Company or the Operating Partnership (after application of any insurance proceeds (including, without limitation, reasonable attorney's fees and expenses and other costs incurred in defending any claims) as a result of a breach by an Indemnitor of any of the representations and warranties set forth in Sections 1, 2 or 3 hereof and with respect to which a claim is made in accordance with Section 5 hereof, and the Indemnitors shall not be liable to the Company or the Operating Partnership under this Agreement for any indirect, special, consequential, loss of profits, loss of value or other similar speculative damages asserted or claimed by the Company or the Operating Partnership.

    5. SURVIVAL. It is the express intention and agreement of the parties hereto that the representations and warranties of the Indemnitors set forth in this Agreement. Shall survive the consummation of the Transactions for the period ending one (1) year from the date hereof and shall expire and be terminated and extinguished forever at such time, except with respect to claims asserted against the Indemnitors in good faith pursuant hereto by written notice from the Company, the Operating Partnership or the Services Company to the indemnitor at any time within the one (1) year period following the date hereof. Any written notice given within such one (1) year period must set forth the nature and details of the claim with specificity in order to constitute a valid notice pursuant to the preceding sentence.


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

    6. PLEDGE OF UNITS BY INDEMNITORS. As security for the full and timely performance of their obligations hereunder, the Indemnitors shall execute and deliver the Pledge Agreement and make the deliveries and perform the obligations required thereunder.

    7.   MISCELLANEOUS.

         7.1. NOTICES. All notices, demands, requests or other communications which may be or are required to be given or made by the Indemnitors or by the Company or the Operating Partnership pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties at the following addresses:

         If to an Indemnitor:     c/o SL Green Realty Corp.
                                  70 West 36th Street
                                  New York, NY  10018

         With a copy to:          Greenberg, Traurig, Hoffman,
                                   Lipoff, Rosen & Quentel
                                  153 East 53rd Street
                                  New York, New York  10022
                                  Attn: Robert J. Ivanhoe, Esq.


         If to the Operating      SL Green Operating
         Partnership or the       Partnership, L.P.
         Company, to:             70 West 36th Street
                                  New York, NY  10018


         With a copy to:          Brown & Wood LLP
                                  One World Trade Center
                                  New York, New York  10048-5300
                                  Attn:  Michael F. Taylor, Esq.

or such other address as the addressee may indicate by written notice to the other parties.

         Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is deliver ed to the addressee (with the delivery receipt, the affidavit of a messenger or (with respect to a telex) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         7.2. BENEFIT AND ASSIGNMENT. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Indemnitors (if the assignor is the Operating Partnership, the Company or the Service Companies) or the Operating Partnership, the Company and the Service Companies (if the assignor is the Indemnitors), which consent shall not be unreasonably withheld; and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

         7.3. ENTIRE AGREEMENT; AMENDMENT.  This Agreement, the Pledge
Agreement and the Schedules hereto contain s the final and entire agreement between the parties hereto with respect to the subject matter hereof and is intended to be an integration of all prior negotiations and understandings. The parties of this Agreement shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, relating to the subject matter hereof not contained or referred to herein or therein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

         7.4. NO WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         7.5. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the State of New York (but not including the choice of law rules thereof).

         7.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                             ___________________________
                                  STEPHEN L. GREEN


                             HIPPOMENES ASSOCIATES, LLC


                             By: ________________________


                             64-36 REALTY ASSOCIATES


                             By: ________________________


                             673 FIRST ASSOCIATES L.P.


                             By: ________________________


                             GREEN 6TH AVENUE ASSOCIATES, L.P.


                             By: ________________________


                             S.L. GREEN REALTY, INC.


                             By: ________________________


                             S.L. GREEN PROPERTIES, INC.


                             By: ___________________________

                             EBG MIDTOWN SOUTH CORP.


                             By: ___________________________

                             SL GREEN OPERATING PARTNERSHIP, L.P.


                             By: ___________________________


                             SL GREEN REALTY CORP.


                             By: ___________________________

                       REPRESENTATION AND WARRANTIES - EXHIBITS

Exhibit  A-1       List of properties

        B-1        List of entities owning properties

Schedule 1.1 Conflicts with Entity Agreements, Mortgages and other Agreements or violates any orders

Schedule 1.3       Permitted Exceptions

Schedule 1.4       Leases - arrears, reps., etc.

Schedule 1.6       Contracts not terminated on 30 days or less

Schedule 1.8 Agreements re Sale, option or lease any interest in Property (other than the Leases)

Schedule 1.9       Litigation

Schedule 1.10      Violations

Schedule 1.11      Environmental Reports

Schedule 1.12      Property Conditions Reports

Schedule 1.3       Mortgage Schedules (with unpaid balances)

Schedule 1.5       Changes in Entity or Property since date of Financial
                   Statements

Schedule 1.17      Unpaid tax (non RE) obligations

Schedule 2.2       Management and Leasing Agreements


    Issues - Rent Rolls vs Leases







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